Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.
As of October 26, 2014

LEGAL ENTITY NAME		PLACE OF INCORPORATION

Applied Materials Japan, Inc.		Japan
Applied Materials (Holdings)	(1)	California
Applied Materials Asia-Pacific, LLC	(2)	Delaware
Applied Materials Israel, Ltd.	(3)	Israel
Applied Materials SPV1, Inc.	(4)	Delaware
AKT, Inc.	(5)	Japan
AKT Japan, LLC		Delaware
Applied Materials India Private Limited		India
Metron Technology, Inc.	(6)	Delaware
Applied Ventures, LLC		Delaware
Applied Materials Canada, Inc.		Canada
AFCO GP, LLC		Colorado
Applied Films Taiwan Co., Ltd.		Taiwan
AFCO C.V.	(7)	The Netherlands
PT Applied Materials Indonesia		Indonesia
Semitool, Inc.	(8)	Montana
Varian Semiconductor Equipment Associates, Inc.	(9)	Delaware
Applied Materials Holdings S.à r.l.	(10)	Luxembourg
Eteris U.S. Inc.		Delaware
PineBrook Imaging, Inc.		Delaware

(1) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

(2) Applied Materials Asia-Pacific, LLC owns the following subsidiaries:
Applied Materials Korea, Ltd.		Korea
Applied Materials Taiwan, Ltd.		Taiwan
Applied Materials China, Ltd.	(a)	Hong Kong
AMAT (Thailand) Limited		Thailand
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials (China) Holdings, Ltd.	(b)	P.R. China

LEGAL ENTITY NAME		PLACE OF INCORPORATION

(3) Applied Materials Israel, Ltd. owns the following subsidiary:
ICT Integrated Circuit Testing GmbH		Germany

(4) Applied Materials SPV1, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.	(c)	Delaware

(5) AKT, Inc. owns the following subsidiary:
AKT America, Inc.		California

(6) Metron Technology, Inc. owns the following subsidiary:
Metron Technology Distribution Corporation		Nevada

(7) AFCO C.V. owns the following subsidiaries:
Applied Materials Deutschland Holding GmbH	(d)	Germany
Applied Materials 1 LLC		Delaware
Applied Materials 1 LLC Luxembourg S.C.S.	(e)	Luxembourg
Applied Materials Netherlands B.V.	(f)	The Netherlands

(8) Semitool, Inc. owns the following subsidiary:
Semitool Semiconductor Equipment Technology (Shanghai) Co., Ltd.		P.R. China

(9) Varian Semiconductor Equipment Associates, Inc., owns the following subsidiaries:
Applied Materials 2 LLC		Delaware
Applied Materials 2 LLC Luxembourg S.C.S.	(e)	Luxembourg

(10) Applied Materials Holdings S.à r.l. owns the following subsidiaries:
Applied Materials U.S. Holdings LLC	(p)	Delaware
Applied Materials Luxembourg 2 S.à.r.l.		Luxembourg

(a) Applied Materials China, Ltd. owns the following subsidiaries:
Applied Materials China (Tianjin) Co., Ltd.		P.R. China
Applied Materials (China), Inc.		P.R. China

LEGAL ENTITY NAME		PLACE OF INCORPORATION

(b) Applied Materials (China) Holdings, Ltd. owns the following subsidiary:
Applied Materials (Xi’an), Ltd.		P.R. China

(c) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC		Delaware

(d) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials Verwaltung GmbH		Germany
Applied Materials GmbH & Co., KG	(o)	Germany

(e) Applied Materials 1 LLC Luxembourg S.C.S. and Applied Materials 2 LLC Luxembourg S.C.S. each partially own the following subsidiary:
[i] Applied Materials 2 LLC Luxembourg S.C.S. 3 S.C.S	(g)	Luxembourg

(f) Applied Materials Netherlands B.V. owns the following subsidiaries:
Applied Materials Italia S.r.l.		Italy
Applied Materials GmbH		Germany
Applied Materials France		France
Applied Materials Ireland Ltd.		Ireland
Applied Materials Belgium N.V.		Belgium
Applied Materials Spain S.L.		Spain

(g) Applied Materials 2 LLC Luxembourg S.C.S. 3 S.C.S. owns the following subsidiaries:
Applied Materials Luxembourg S.à r.l.	(h)	Luxembourg
Varian Semiconductor Equipment Associates Overseas Holdings, Ltd.	(j)	Cayman Islands

LEGAL ENTITY NAME		PLACE OF INCORPORATION

(h) Applied Materials Luxembourg S.à r.l. owns the following subsidiaries:
Applied Materials Europe BV	(i)	The Netherlands
Applied Materials South East Asia Pte. Ltd.	(l)	Singapore
Varian Semiconductor Equipment Associates Pacific, LLC		Delaware
Varian Korea, Ltd.		South Korea
Varian Semiconductor Equipment Associates PacRim Pte. Ltd.		Singapore
Varian Semiconductor Equipment Associates (HK) Limited		Hong Kong
Altin Ltd.	(m)	Hong Kong
Varian Semiconductor Equipment Associates GmbH	(n)	Switzerland
Varian Semiconductor Equipment Associates International, LLC		Delaware

(i) Applied Materials Europe BV owns the following subsidiary:
Applied Materials Switzerland Sàrl	(k)	Switzerland

(j) Varian Semiconductor Equipment Associates Overseas Holdings, Ltd. owns the following subsidiary:
Varian Semiconductor Equipment Associates (Gibraltar), Ltd.		Gibraltar

(k) Applied Materials Switzerland Sàrl owns the following subsidiary:
Saimai Shaping Systems Service (Beijing) Co., Ltd.		P.R. China

(l) Applied Materials South East Asia Pte. Ltd. owns the following subsidiaries:
Applied Materials (AMSEA) Sdn Bhd		Malaysia
Applied Materials Singapore Technology Pte. Ltd.		Singapore
Semitool (Philippines) Inc.		Nevada

(m) Altin Ltd. owns the following subsidiary:
Varian Precision Instruments Maintenance (Shanghai) Co., Ltd.		P.R. China

(n) Varian Semiconductor Equipment Associates GmbH owns the following subsidiary:
Varian Semiconductor Management GmbH		Switzerland

LEGAL ENTITY NAME	PLACE OF INCORPORATION

(o) Applied Materials GmbH & Co., KG owns the following subsidiary:
Applied Materials WEB Coating GmbH	Germany

(p) Applied Materials U.S. Holdings LLC owns the following subsidiary:
Applied Materials Merger LLC	Delaware

____________________________
i Applied Materials 2 LLC Luxembourg S.C.S. 3 S.C.S is a partnership which is partially owned by both Applied Materials 1 LLC Luxembourg S.C.S. and Applied Materials 2 LLC Luxembourg S.C.S.